UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 4, 2010

ARCTIC CAT INC.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-18607	41-1443470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Brooks Avenue South
Thief River Falls, Minnesota	56701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 681-8558

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

Arctic Cat Inc. (the “Company”) and Suzuki Motor Corporation (“Suzuki”) have agreed to transition the production of snowmobile engines from Suzuki to the Company.  Suzuki has supplied the Company with snowmobile engines for 25 years pursuant to that certain Purchase/Supply Agreement dated March 1, 1985 between the Company and Suzuki (the “Agreement”) that renewed annually unless terminated.  A copy of the Agreement was filed with the Securities and Exchange Commission in connection with the Company’s initial public offering in 1990, and has been described in the Company’s Annual Reports on Form 10-K since that time.

Suzuki will continue to supply snowmobile engines to the Company during a transition period that will end on December 31, 2013, the effective date of termination of the Agreement.  Suzuki will also continue to supply the Company with parts to service existing snowmobile engines after December 31, 2013.

Filed as an exhibit to this Form 8-K is a copy of the press release issued on June 10, 2010 announcing the transition of engine production.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press release of the Company issued on June 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.
(Registrant)

Date: June 10, 2010	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press release of the Company issued on June 10, 2010.